Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 20-F for the period ended October 31, 2025 (the “Report”) by Clearmind Medicine Inc. (the “Company”), the undersigned, as the Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 20, 2026	/s/ Dr. Adi Zuloff-Shani
Dr. Adi Zuloff-Shani
Chief Executive Officer